AMERICAN EXPRESS FUNDS
                                 CODE OF ETHICS

This Code of Ethics was adopted by the Board of Directors (Trustees) on January 13, 2005 for each of the Funds (Trusts) set forth on the last page of this document.

                                     Purpose

This Code of Ethics states the general principal for the operations of the Fund, sets the standard for the members of the Board and the Fund officers, and establishes procedures to assure transactions are carried out consistent with the standard. It differs from a code of ethics for an operating company because the Fund contracts with others to provide all the services required by shareholders and the Fund's officers are employees of the service providers. Accordingly, the Board, in entering into contracts on behalf of the Fund, shall evaluate the code of ethics of each service provider to determine that it has established principals that give reasonable assurance the Fund will be managed consistent with the long-term interests of all shareholders. In addition, the Board shall evaluate the practices of a service provider to determine that the practices are consistent with its principals by considering:

     o the tone set by senior management of a service provider regarding the way in which the business will be managed,

     o the candor of the service provider's employees and their commitment to serve all clients fairly, and

     o the responsiveness of the service provider to addressing issues that arise.

                                General Principal

The general principal is that the Fund shall be managed and its shares shall be distributed in compliance with all applicable laws, regulations and policies set forth in corporate documents and regulatory filings and in accordance with high business standards.

The Board shall fulfill its fiduciary and oversight responsibility with respect to each service provider by monitoring its operations, serving as a resource, forming opinions regarding the quality and scope of the services provided, and taking such actions as may be required. The Board shall not manage the Fund, make investment decisions, or set distribution strategy.

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                              Standard of Conduct

Each Board member in all actions for, with, or on behalf of the Fund shall render decisions based upon the best interest of the Fund and its shareholders.

Each Fund officer who is also an officer of a service provider shall carefully consider the interest of Fund shareholders in relation to the interest of the service provider. In order to address these conflicting interests, each service provider that enters into a contract with the Fund shall undertake to assure that the Board receives all information that may reasonably be necessary to enable the Board to evaluate the management of the Fund, the safekeeping of the Fund's assets, the maintenance of the Fund's records, the administration of shareholders' accounts, and the distribution of the Fund's shares.

                                   Procedures

The procedures to assure transactions are carried out consistent with the standard are as follows:

Personal Security Transaction

An independent member of the Board is a person who is not an "interested person" of a service provider as that term is defined in the Investment Company Act.

Each interested member of the Board and officer of the Fund shall comply with the reporting requirements of his or her respective organization and each service provider shall report to the Board at least once each year regarding compliance with its code. In addition, all reports filed by such persons shall be made available to the Board upon its request.

Each independent member shall comply with the provisions in this portion of the Code of Ethics adopted, pursuant to the requirements of Securities and Exchange Commission Rule 17j-1, as reasonably necessary to prevent such persons from violating the anti-fraud provisions of the Rule.

         Access Person

         An access person is any individual who obtains information that a security is being considered for the Fund by an adviser or that there is an open authorization to buy or sell a security for the Fund's account.

         An independent access person is a person who is not a current or former officer or employee of the investment manager, its subsidiaries and affiliates or any sub-adviser. Independent access persons do not make investment decisions for the Fund nor are they likely to learn about orders to buy or sell securities but may occasionally see or hear a report that

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

         contains a discussion of a pending security transaction. The General Counsel shall maintain a list of independent access persons of the Fund and advise them of their status once each year.

         An interested access person is a person who is a member of the Board and/or a Fund officer who is also a director, officer, employee, consultant, or partner of the Fund's investment manager, its subsidiaries and affiliates and any sub-adviser, or principal underwriter for shares of the Fund is subject to the Code of Ethics adopted pursuant to Rule 17j-1 by his or her organization.

         Prohibited Security Transaction in Covered Securities

         No independent access person shall purchase or sell, directly or indirectly, any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, or cause any account over which he or she has any direct or indirect influence or control to purchase or sell any covered security, if at the time of such purchase or sale he or she knew or should have known the covered security is being considered for purchase or sale, or being purchased or sold for the Fund.

         Covered Security and a Covered Security Transaction

         A covered security is any stock, bond, other instrument as defined in
         Section 2(a)(36) of the Investment Company Act. A covered security is not a security issued by the Government of the United States, a bankers' acceptance, a bank certificate of deposit, commercial paper or shares issued by a registered open-end investment company other than an AXP Fund. A covered security transaction includes, among other things, an option to purchase or sell a covered security and an over-the-counter contract on a narrow-based index of securities.

         Prohibited Transaction in Shares of an AXP Fund

         No independent access person shall purchase and redeem shares of any AXP Fund in a manner that can be perceived to be market timing.

         Covered AXP Funds

         The shares of all AXP Funds except for AXP Cash Management Fund are subject to the prohibition.



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Reporting

Independent access persons shall report to the Chair of the Board both on a quarterly and an annual basis as follows:

         Quarterly report

         No quarterly report shall be filed unless at the time of a covered security transaction, the independent member knew or in the ordinary course of fulfilling his or her official duties as a member should have known that, during the 15-day period immediately preceding the date of the transaction, the covered security was purchased or sold or was being considered for purchase or sale for the Fund. It is the responsibility of the Fund officers and the investment manager to keep to a minimum any discussion pertaining to covered securities that are being considered or being actively traded for the Fund and to alert independent members when such a discussion occurs so that they can either pre-clear a personal transaction or avoid trading the covered security.

         Annual report

         An annual report shall be filed stating whether he or she has read the Code and complied with its provisions.

Pre-Clearance

Independent access persons may receive prior clearance for a covered security transaction. To do so, they need only provide the name of the security to the General Counsel who shall call the investment manager's trading operations and ask if there is an open authorization to trade the covered security. If there is no open authorization, clearance shall be granted. Clearance of a covered security transaction shall constitute compliance with this Code so long as the transaction is effected within five business days after obtaining clearance.

Annual Review

At least annually, the General Counsel shall obtain from the transfer agent all transactions by independent access persons in AXP Fund shares and shall determine that no purchase or redemption of shares of any AXP Fund can be perceived to be market timing and shall report to the Chair of the Board the results of that determination. The Chair of the Board and the General Counsel shall determine if there has been any failure to comply with this Code and take such action as is appropriate.


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

Recordkeeping

The General Counsel shall maintain the following records for a period of six years and shall keep all reports filed pursuant to this Code confidential except that such reports may be made available to the Securities and Exchange Commission or any representative thereof upon proper request.

                  1. Copy of the Code of Ethics.

                  2. A list of all persons who are required to file reports.

                  3. A record of all pre-clearances.

                  4. A record of any violation and of any action taken.

                  5. Copy of each report filed under this Code.

Doing Business with or Borrowing Money from the Fund

No member of the Board, no officer, no members of their families, no company for which they serve as a director, officer or employee, nor any partnership or association of which they are a member, may:

         (a) Borrow money or other property from the Fund, directly or indirectly, except the Fund may own debt securities including commercial paper of such a company provided the securities are issued on the same terms of other comparable securities.

         (b) Buy or sell any security or other property from or to the Fund as principal (except a security of the Fund) unless permitted to do so by statute, rule or order of the Securities and Exchange Commission and done pursuant to procedures established by the Boards.

Owning Shares of Stock of a Broker

No independent access person nor any member of his or her immediate family may:

         (a) Own, directly or indirectly, 1% or more of the capital stock, voting or non-voting, of any company which buys or sells any security or other property from or to the Fund.

         (b) Own, directly or indirectly, any security issued by the Fund's investment manager or underwriter, or by an affiliated company of the investment manager or underwriter [American Express Company].



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

Receiving or Giving Gifts

No independent access person may:

         (a) Directly or indirectly, give to, solicit or receive from any person with whom he or she transacts business on behalf of the Fund or that may be related, directly or indirectly, to any transaction of the Fund any gratuities in money or services of more than nominal value.

         (b) Use assets of the Fund to reward or remunerate officials of any government for decisions or actions favorable to the Fund or to its access persons.

         (c) Use assets for political contributions for the support of political parties or political candidates.

         (d) Establish any unrecorded fund or bookkeeping account for any purpose.

         (e) Give any information or data of or about the Fund to anyone except as is already public. All data and records (other than that which has been made public by the Fund) shall be treated at all times as confidential and this is especially necessary in connection with recommendations or authorizations with respect to the purchase and sale of securities by the Fund and the execution thereof.

         (f)      Falsely report or record any expenditure of monies.

Board Review

The General Counsel shall report to the Board annually whether the processes for updating the list of access persons and for pre-clearing security transactions continue to accomplish the purposes of this Code.

Adopted January 13, 2005 by a majority of independent members of the Board and the Board as a whole of each American Express fund and Preferred Master Trust Group portfolio [fund and portfolio are referred to as Fund].



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

                                                    AMERICAN EXPRESS FUNDS
                                                    as of January 13, 2005

AXP Dimensions Series, Inc.                                      AXP Partners International Series, Inc.
      AXP New Dimensions Fund                                          AXP Partners International Aggressive Growth Fund
AXP Discovery Series, Inc.                                             AXP Partners International Select Value Fund
      AXP Discovery Fund                                               AXP Partners International Small Cap Fund
      AXP Core Bond Fund                                               AXP Partners International Core Fund
      AXP Limited Duration Bond Fund                             AXP Progressive Series, Inc.
      AXP Income Opportunities Fund                              AXP Sector Series, Inc.
      AXP Inflation Protected Securities Fund                          AXP Dividend Opportunity Fund
AXP Equity Series, Inc.                                                AXP Real Estate Fund
      AXP Equity Select Fund                                     AXP Selected Series, Inc.
AXP Fixed Income Series, Inc.                                          AXP Precious Metals Fund
      AXP Diversified Bond Fund                                  AXP Stock Series, Inc.
AXP Government Income Series, Inc.                                     AXP Stock Fund
      AXP Short Duration U.S. Government Fund                    AXP Strategy Series, Inc.
      AXP U.S. Government Mortgage Fund                                AXP Equity Value Fund
AXP Global Series, Inc.                                                 AXP Small Cap Advantage Fund
      AXP Threadneedle Emerging Markets Fund                           AXP Partners Small Cap Growth Fund
      AXP Threadneedle Global Balanced Fund                            AXP Strategy Aggressive Fund
      AXP Threadneedle Global Equity Fund                        AXP Tax-Exempt Series, Inc.
      AXP Global Bond Fund                                             AXP Intermediate Tax-Exempt Fund
      AXP Global Technology Fund                                       AXP Tax-Exempt Bond Fund
AXP Growth Series, Inc.                                          AXP Tax-Free Money Series, Inc.
      AXP Growth Fund                                                  AXP Tax-Free Money Fund
      AXP Large Cap Equity Fund                                  AXP California Tax-Exempt Trust
      AXP Large Cap Value Fund                                         AXP California Tax-Exempt Fund
      AXP Quantitative Large Cap Equity Fund                     AXP Special Tax-Exempt Series Trust
AXP High Yield Income Series, Inc.                                     AXP Insured Tax-Exempt Fund
      AXP High Yield Bond Fund                                         AXP Massachusetts Tax-Exempt Fund
AXP High Yield Tax-Exempt Series, Inc.                                 AXP Michigan Tax-Exempt Fund
      AXP High Yield Tax-Exempt Fund                                   AXP Minnesota Tax-Exempt Fund
AXP Income Series, Inc.                                                AXP New York Tax-Exempt Fund
      AXP Selective Fund                                               AXP Ohio Tax-Exempt Fund
AXP International Series, Inc.                                   AXP Variable Portfolio-Investment Series, Inc.
      AXP Threadneedle International Fund                              AXP Variable Portfolio-Strategy Aggressive Fund
      AXP Threadneedle European Equity Fund                            AXP Variable Portfolio-Large Cap Equity Fund
AXP Investment Series, Inc.                                            AXP Variable Portfolio-New Dimensions Fund
      AXP Diversified Equity Income Fund                               AXP Variable Portfolio-Threadneedle International Fund
      AXP Mid Cap Value Fund                                           AXP Variable Portfolio-Growth Fund
      AXP Mutual                                                       AXP Variable Portfolio-Small Cap Advantage Fund
AXP Managed Series, Inc.                                               AXP Variable Portfolio-Threadneedle Emerging Markets Fund
      AXP Managed Allocation Fund                                      AXP Variable Portfolio-Equity Select Fund
AXP Market Advantage Series, Inc.                                      AXP Variable Portfolio-S&P 500 Index Fund
      AXP Small Company Index Fund                                     AXP Variable Portfolio-Large Cap Value Fund
      AXP S&P 500 Index Fund                                     AXP Variable Portfolio-Managed Series, Inc.
      AXP Portfolio Builder Conservative Fund                          AXP Variable Portfolio-Managed Fund
      AXP Portfolio Builder Moderate Fund                              AXP Variable Portfolio-Diversified Equity Income Fund
      AXP Portfolio Builder Moderate Conservative Fund           AXP Variable Portfolio-Money Market Series, Inc.
      AXP Portfolio Builder Moderate Aggressive Fund                   AXP Variable Portfolio-Cash Management Fund
      AXP Portfolio Builder Aggressive Fund                      AXP Variable Portfolio-Partners Series, Inc.
      AXP Portfolio Builder Total Equity Fund                          AXP Variable Portfolio-Partners Small Cap Value Fund
AXP Money Market Series, Inc.                                          AXP Variable Portfolio-Partners Select Value Fund
      AXP Cash Management Fund                                         AXP Variable Portfolio-Partners Small Cap Core Fund
AXP Partners Series, Inc.                                              AXP Variable Portfolio-Partners Value Fund
      AXP Partners Fundamental Value Fund                        AXP Variable Portfolio-Income Series, Inc.
      AXP Partners Small Cap Value Fund                                AXP Variable Portfolio-Core Bond Fund
      AXP Partners Value Fund                                          AXP Variable Portfolio-Global Bond Fund
      AXP Partners Select Value Fund                                   AXP Variable Portfolio-High Yield Bond Fund
      AXP Partners Small Cap Core Fund                                 AXP Variable Portfolio-Diversified Bond Fund
      AXP Partners Aggressive Growth Fund                              AXP Variable Portfolio-Short Duration U.S. Government Fund
      AXP Partners Growth Fund                                         AXP Variable Portfolio-Income Opportunities Fund
                                                                       AXP Variable Portfolio-Inflation Protected Securities
                                                                 AXP Variable Portfolio-Select Series, Inc.
                                                                       AXP Variable Portfolio-Core Equity Fund

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

                          PREFERRED MASTER TRUST GROUP

Growth Trust                              World Trust
      Growth Portfolio                           Emerging Markets Portfolio
      Growth Trends Portfolio                    World Growth Portfolio
Growth and Income Trust                          World Income Portfolio
      Balanced Portfolio                         World Technologies Portfolio
      Equity Portfolio                    Income Trust
      Equity Income Portfolio                    Government Income Portfolio
      Total Return Portfolio                     High Yield Portfolio
Tax-Free Income Trust                            Quality Income Portfolio
      Tax-Free High Yield Portfolio


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